EXHIBIT 10.1

WAIVER AND SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS WAIVER AND SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into on November 2, 2011, by and between TRANSCEND SERVICES, INC., a Delaware corporation, and successor-by-merger to Medical Dictation Services, Inc. ("Borrower"), with its chief executive office and principal place of business at One Glenlake Parkway, Suite 1400, Atlanta, Georgia 30328, and REGIONS BANK, an Alabama bank ("Lender"), with an office at One Glenlake Parkway, Suite 400, Atlanta, Georgia 30328.
Recitals:
Lender and Borrower are parties to that certain Loan and Security Agreement dated as of August 31, 2009 (as at any time amended, restated, supplemented or otherwise modified, the "Loan Agreement") pursuant to which Lender has made certain revolving credit and term loans (collectively, the "Loans") to Borrower.
Borrower has requested that Lender agree to amend a certain provision of the Loan Agreement. In addition, an Event of Default under (and as defined in) the Loan Agreement has occurred, and Borrower has requested a waiver of such Event of Default.
Lender is willing to so amend the Loan Agreement and waive such Event of Default, subject to the terms and provisions as hereinafter set forth.
NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
i)    Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.
ii)    Amendments to Loan Agreement. The Loan Agreement is hereby amended, effective as of September 1, 2011 to reflect the intention of the parties, by deleting clause (b) of Section 8.2 of the Loan Agreement, and by substituting in lieu thereof the following new clause (b):
(b)    Tangible Net Worth. Borrower shall (i) at the end of the Fiscal Quarter ending September 30, 2011, have a Tangible Net Worth equal to or greater than $25,000,000, (ii) at the end of the Fiscal Quarter ending December 31, 2011, have a Tangible Net Worth equal to or greater than $22,500,000, and (iii) at the end of each Fiscal Quarter at all times thereafter, have a Tangible Net Worth equal to or greater than $25,000,000.
iii)    Limited Waiver of Default. An Event of Default has occurred and currently exists under the Loan Agreement as a result of Borrower's breach of Section 8.2(b) of the Loan Agreement (the "Designated Default"). The Designated Default exists because of Borrower's failure to achieve a Tangible Net Worth equal to or greater than $25,000,000 at the end of the Fiscal Quarter ending on September 30, 2011. Borrower represents and warrants that the Designated Default is the only Default or Event of Default that exist under the Loan Agreement and the other Loan Documents as of the date hereof. Subject to the satisfaction of the conditions precedent set forth in Section 9 hereof, Lender hereby waives the Designated Default in existence on the date hereof. In no event shall such waiver be deemed to constitute a waiver of (a) any Default or Event of Default other than the Designated Default in existence on the date of this Amendment or (b) Borrower's obligation to comply with all of the terms and conditions of the Loan Agreement and the other Loan Documents from and after the date hereof. Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, Borrower hereby agrees that it shall be required strictly to comply with all of the terms of the Loan Documents on and after the date hereof.
iv)    Ratification and Reaffirmation. Borrower hereby ratifies and reaffirms the Obligations, each of the

Loan Documents and all of Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.
v)    Acknowledgments and Stipulations. Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); the security interests and liens granted by Borrower in favor of Lender are duly perfected, first priority security interests and liens; and (i) the unpaid principal amount of the Revolving Loans on and as of November 2, 2011, totaled $-0-, and (ii) the unpaid principal amount of the Term Loan on and as of November 2, 2011, totaled $-0-.
vi)    Representations and Warranties. Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof other than the Designated Default; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and, except as may have been disclosed in writing by Borrower to Lender prior to the date hereof, all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.
vii)    Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.
viii)    Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.
ix)    Condition Precedent. The effectiveness of the amendment contained in Section 2 hereof and the waiver contained in Section 3 hereof is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:
(a)    Lender shall have received this Amendment, duly executed and delivered by a Senior Officer of Borrower;
(b)    Lender shall have determined that there shall have been no change that could have a Material Adverse Effect on any Credit Party or Subsidiary of Borrower since the date of the most recent financial statements of such Person delivered to Lender;
(c)    Lender shall have received resolutions of Borrower, certified by a Senior Officer of Borrower, authorizing Borrower to enter into this Amendment, in the form of Exhibit A attached hereto; and
(d)    Lender shall have received the waiver and amendment fee set forth in Section 10 of this Amendment.
x)    Waiver and Amendment Fee; Expenses of Lender. In consideration of Lender's willingness to enter into this Amendment as set forth herein, Borrower agrees to pay to Lender a waiver and amendment fee in the amount of $750 in immediately available funds on the date hereof, and Borrower irrevocably authorizes Lender to make a Revolving Loan to Borrower in the amount of such waiver and amendment fee and to disburse the proceeds of such Revolving Loan directly to itself in payment of such waiver and amendment fee. Additionally, Borrower agrees to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.
xi)    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia.
xii)    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
xiii)    No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.
xiv)    Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.
xv)    Further Assurances. Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.
xvi)    Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.
xvii)    Release of Claims. To induce Lender to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise. Borrower represents and warrants to Lender that Borrower has not transferred or assigned to any Person any claim that Borrower ever had or claimed to have against Lender.
xviii)    Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

ATTEST:		TRANSCEND SERVICES, INC.
(successor-by-merger to Medical Dictation Services, Inc.)
("Borrower")
/s/ Larry Gerdes	By:	/s/ Lance Cornell
Chief Executive Officer	Name:	Lance Cornell
[CORPORATE SEAL]	Title:	CFO

REGIONS BANK
("Lender")
	By:	/s/Scott J. Rossman
	Name:	Scott J. Rossman
	Title:	SVP